UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sale of Equity Securities.

On April 30, 2020, Biostage, Inc. (the “Company”) issued additional shares in a private placement that caused the number of shares issued in private placements since its last report filed under this Item 3.02 (as filed January 2, 2020) to exceed 5% of the number of shares of the outstanding common stock of the Company. Such private placements resulted in gross proceeds of approximately $1,422,000 and were comprised of:

(i)	sales on January 9, 2020 and January 31, 2020 of an aggregate of 57,500 shares of common stock and warrants to purchase 57,500 shares of common stock a purchase price per share and warrant of $3.70, resulting in proceeds of approximately $212,750 to the Company. In such placements the other investors each executed a securities purchase agreement and received a warrant with an exercise price of $3.70 per share, subject to adjustments as provided under the terms thereof, immediately exercisable until April 30, 2020, which such date was subsequently extended to June 30, 2020 for the portion of such warrants that were not exercised on or prior to April 30, 2020;

(ii)	an aggregate of 62,500 shares issued in connection with investors who exercised warrants on or about January 31, 2020 issued by the Company in December 2017 which the investors had acquired via assignment by DST Capital LLC. In connection with such exercise, the Company received proceeds of approximately $125,000;

(iii)	sales on or about March 9, 2020 and March 12, 2020 of an aggregate of 93,527 shares of common stock and warrants to purchase 93,527 shares of common stock a purchase price per share and warrant of $3.70, resulting in proceeds of approximately $346,500 to the Company. In such placements the other investors each executed a securities purchase agreement and received a warrant with an exercise price of $3.70 per share, subject to adjustments as provided under the terms thereof, immediately exercisable until April 30, 2020, which such date was subsequently extended to June 30, 2020 for the portion of such warrants that were not exercised on or prior to April 30, 2020;

(iv)	an aggregate of 151,500 shares issued in connection with investors who exercised warrants on or about March 9, 2020 and March 20, 2020 issued by the Company in December 2017 which the investors had acquired via assignment by DST Capital LLC. In connection with such exercise, the Company received proceeds of approximately $303,000; and

(v)	an aggregate of 117,594 shares issued in connection with investors who exercised warrants on or about April 30, 2020 previously issued by the Company. In connection with such exercise, the Company received proceeds of approximately $435,098.

The shares of common stock and the warrants described above (as well as any shares issuable upon exercise of the warrants described above), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events

As discussed above, the Company previously issued warrants to acquire shares of common stock with an exercise price of $3.70 per share that were immediately exercisable until April 30, 2020. The Company has extended the expiration date of such warrants to June 30, 2020 pertaining to warrants exercisable for an aggregate of 521,837 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

April 30, 2020	/s/ Hong Yu
(Date)	Hong Yu President

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